Exhibit 16.1

[HAYS & COMPANY LLP LETTERHEAD]

June 8, 2009

United States Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Global Consumer Acquisition Corp’s statements included under Item 4.01 of its Form 8-K filed on June 8, 2009, and we agree with such statements concerning our firm.

Very truly yours,

/s/ Hays & Company LLP

Hays & Company LLP